UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
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☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
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☐	Soliciting material pursuant to §240.14a-12
Travelzoo
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Travelzoo
590 Madison Avenue, 35th Floor
New York, NY 10022
April 28, 2023
Dear Stockholders:
You are cordially invited to attend the Annual Meeting of Stockholders of Travelzoo on June 1, 2023 at 10 a.m. Eastern Time (ET). Travelzoo will hold its 2023 Annual Meeting in a virtual meeting format only, via webcast. You can access the meeting at:
www.virtualshareholdermeeting.com/TZOO2023
If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. This proxy statement or notice thereof is first being mailed or furnished to stockholders on or about April 28, 2023. Detailed information relating to Travelzoo’s activities and operating performance is contained in our 2022 Annual Report on Form 10-K, as previously filed with the Securities and Exchange Commission on March 31, 2023, which is also enclosed. We encourage you to read the Form 10-K.
To attend the Annual Meeting of Stockholders and vote, you must be a stockholder of record as of 5:00 p.m. ET on April 14, 2023. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting the link provided above and entering the 16-digit number included in your proxy card.
If you hold your shares in street name through a bank, broker, or other nominee, please have the control number set forth on your proxy card available for admittance to the meeting. You must check in via the meeting link in order to be admitted to the Annual Meeting of Stockholders.
Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, please vote your shares via mail with the enclosed proxy card. Please note that you can attend the virtual meeting and vote, even if you have previously voted by proxy.
Travelzoo will make available an alphabetical list of stockholders entitled to vote at the meeting for examination by any stockholder during ordinary business hours at Travelzoo’s office, located at 590 Madison Avenue, 35th Floor, New York, NY 10022, U.S.A., for ten days prior to the meeting. A stockholder may examine the list for any legally valid purpose related to the meeting.
On behalf of the entire Board of Directors of Travelzoo, we look forward to seeing you at the meeting.
Sincerely,

CHRISTINA SINDONI CIOCCA
Chair of the Board of Directors

TRAVELZOO
590 Madison Avenue
35th Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 1, 2023
To the Stockholders of Travelzoo:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Travelzoo, a Delaware corporation (“Travelzoo” or the “Company”), will be held on June 1, 2023 at 10 a.m. ET, in a virtual meeting format only, via webcast available at www.virtualshareholdermeeting.com/TZOO2023, for the following purposes:
•
To elect five members of the Company's Board of Directors (the “Board”), each to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal 1”);

•	To vote to approve an option grant to the General Counsel and Head of Global Functions (“Proposal 2”);
•	To vote, on an advisory basis, on the frequency of say-on-pay votes (“Proposal 3”);
•	To vote, on an advisory basis, to approve executive compensation (“Proposal 4”); and
•	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only stockholders of record as of 5:00 p.m. ET on April 14, 2023 may vote at the Annual Meeting of Stockholders. Your vote is important. Whether you plan to attend the Annual Meeting or not, please cast your vote by completing, dating and signing the enclosed proxy card and returning it via the methods indicated on the proxy card. If you attend the virtual meeting and prefer to vote at that time, you may do so even if you have previously voted by proxy. Please retain the control number set forth on your proxy card so that we can verify your identity to admit you to the virtual meeting.
By Order of the Board of Directors,

TRAVELZOO

CHRISTINA SINDONI CIOCCA
Chair of the Board of Directors

TRAVELZOO

PROXY STATEMENT
FOR TRAVELZOO
2023 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING
Why am I receiving these proxy materials?
Travelzoo’s Board is soliciting proxies to be voted at the 2023 Annual Meeting of Stockholders. This proxy statement includes information about the matters to be voted upon at the meeting.
Only stockholders of record of our common stock, par value $0.01 per share (the “Common Stock”), as of 5:00 p.m. ET on April 14, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 15,556,427 shares of our Common Stock issued and outstanding.
Where and when is the Annual Meeting?
The Annual Meeting of Stockholders will take place on June 1, 2023 in a virtual meeting format only at www.virtualshareholdermeeting.com/TZOO2023. The meeting will begin at 10:00 a.m. ET.
To attend the Annual Meeting and vote, you must be a stockholder of record as of 5:00 p.m. ET on April 14, 2023. You will be able to attend the Annual Meeting as well as vote during the meeting by visiting www.virtualshareholdermeeting.com/TZOO2023 and entering the 16-digit number included in your proxy card. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
What am I voting on?
Stockholders will vote on four proposals:
•
A proposal to elect five members of the Company's Board, each to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal 1”);

•	A proposal to approve an option grant to the General Counsel and Head of Global Functions (“Proposal 2”);
•	A proposal to approve on an advisory basis the frequency of say-on-pay votes (“Proposal 3”); and
•	A proposal to approve on an advisory basis executive compensation (“Proposal 4”).
Stockholders will further transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
How does the Board recommend that you vote on the proposals?
The Board recommends that you vote your shares “FOR” Proposal 1, Proposal 2, Proposal 3 and Proposal 4.
How many votes do I have?
Per Travelzoo’s Amended and Restated By-laws, each stockholder is entitled to one (1) vote for each share of Common Stock held which has voting power upon the matter in question. You may hold shares as follows:
•	Shares held directly in your name as the “stockholder of record” and
•	Shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”
If I am a stockholder of record, how can I vote my shares?
Stockholders can vote by proxy (via the Internet or by mail) or in person (at the virtual meeting). Granting a proxy does not in any way affect your right to attend the Annual Meeting and vote.

How do I vote by proxy?
If you are a stockholder of record, you may vote your proxy by mail or by Internet. To vote by Internet, go to www.proxyvote.com, enter your 16-digit number included on your proxy card and follow the instructions. You can vote by mail by mailing in your proxy card to: c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, U.S.A.
Note, if you wish to receive a paper or e-mail copy of the materials, you must request one. There is no charge for requesting a copy. Please choose one of the following methods to make your request: (1) by Internet: www.proxyvote.com; (2) by telephone: 1-800-579-1639; or (3) by e-mail: sendmaterial@proxyvote.com. If requesting materials by e-mail, please send a blank e-mail with your 16-digit number included on your proxy card.
If you vote by proxy, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director or any other proposals properly brought before the Annual Meeting. If you sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director and “FOR” Proposal 2, Proposal 3 and Proposal 4. If any other matter is properly brought before the meeting, your proxies will vote in accordance with the Company’s discretion. At the time of submitting this proxy statement for printing, we know of no matter that will be acted on at the Annual Meeting of Stockholders other than those discussed in this proxy statement.
If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
May I revoke my proxy?
If you give a proxy, you may revoke it in any one of three ways:
•	Submit a valid, later-dated proxy before the Annual Meeting,
•
Notify our Corporate Secretary in writing at Travelzoo, Attention: Corporate Secretary, 590 Madison Avenue, 35th Floor, New York, NY 10022, before the Annual Meeting that you have revoked your proxy, or

•	Vote virtually at the Annual Meeting.
How do I vote in person?
If you are a stockholder of record, you may cast your vote at the virtual Annual Meeting by logging into the webcast available at www.virtualshareholdermeeting.com/TZOO2023.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet or by mail. Please refer to the voting instruction card included in the materials provided by your broker or nominee. If you wish to vote at the virtual Annual Meeting, please have the control number set forth on your proxy card available for admittance to the virtual meeting.
What vote is required to approve each proposal?
Each share of our Common Stock is entitled to one (1) vote with respect to each matter on which it is entitled to vote. Pursuant to our Amended and Restated By-laws, our directors are elected by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes of the shares represented in person or by proxy at the meeting. For purposes hereof, a majority of votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee. The following will not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. The affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval of Proposal 2 and, by an advisory vote, the approval of Proposal 4. Proposal 3 will be based on a plurality of the votes of the shares represented in person or by proxy at the meeting.
In order to have a valid stockholder vote, a stockholder quorum must exist at the Annual Meeting. A quorum will exist when stockholders holding a majority of the outstanding shares of Common Stock are present at the meeting, either in person or by proxy.
Azzurro Capital Inc., whose beneficial owner is Mr. Ralph Bartel, the founder of Travelzoo, holds an aggregate of 7,663,858 shares of our Common Stock, representing approximately 49% of the outstanding shares, as of April 14, 2023.
All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies. As noted above, if no voting instructions are indicated, proxies will be voted as recommended by our Board on all matters, and in the discretion of the proxy holder on any other matters that properly come before the Annual Meeting.
What is a broker non-vote and how are broker non-votes and abstentions counted?
A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on “non-routine” proposals. The vote on Proposals 1, 2, 3 and 4 are considered “non-routine”. Broker non-votes will be counted for the purpose of obtaining a quorum for the Annual Meeting but will not have any other effect with respect to Proposals 1, 2, 3 and 4, as shares that constitute broker non-votes are not considered entitled to vote on these non-routine proposals.
Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum and with respect to any matters being voted upon at the Annual Meeting. As stated above (at “What vote is required to approve each proposal?”), abstentions will have no effect on the outcome of the election of directors, but with respect to any other proposal an abstention will have the same effect as a vote against such proposal.
Where can I find the voting results of the meeting?
We intend to announce preliminary voting results at the Annual Meeting. We will publish the final results in a report on Form 8-K, which we intend to file within four (4) business days following the Annual Meeting. You can obtain a copy of the Form 8-K on Travelzoo's investor relations website at www.travelzoo.com/ir, by calling the U.S. Securities and Exchange Commission (“SEC”) at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS
Under Travelzoo's Amended and Restated By-laws, the number of directors of Travelzoo is fixed at five (5), and may be increased or decreased from time to time, by resolution of the Board. Note, Mr. Ralph Bartel resigned as a director in December 2022 and at that time the Board resolved to keep the Board at four (4) until the next election, when the number of directors would then return to five (5). Each director holds office for a term of one (1) year, until the Annual Meeting of Stockholders next succeeding the director's election and until a successor is elected and qualified or until the earlier resignation or removal of the director. The following individuals have been nominated for election to our Board, each to serve until the 2024 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
Following is information about each nominee, including biographical data for at least the last five (5) years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.
Nominees for a One-Year Term That Will Expire in 2024:
The ages, principal occupations, directorships held and other information as of April 14, 2023, with respect to our nominees are described below.
Name	Age	Position
Holger Bartel, Ph.D.	56	Global Chief Executive Officer
Christina Sindoni Ciocca	35	Chair of the Board, Corporate Secretary, General Counsel and Head of Global Functions
Carrie Liqun Liu	41	Independent Director
Volodymyr Cherevko	38	Independent Director
Michael Karg, Ph.D.	51	Independent Director
Each of the director nominees listed above, other than Mr. Holger Bartel, is currently a director of Travelzoo and was previously elected by the shareholders. Mr. Michael Karg, Mr. Volodymyr Cherevko, Ms. Carrie Liqun Liu and Ms. Christina Sindoni Ciocca were elected directors of Travelzoo at the Company's Annual Meeting of Stockholders held on April 25, 2022. The independent directors will be appointed to the various committees (Compensation, Audit and Nominating and Corporate Governance) by the Board following their election at the Annual Meeting.
Our Board has determined that each of Ms. Liu, Mr. Cherevko and Mr. Karg meet the independence requirements of the listing standards of the NASDAQ Stock Market (“NASDAQ”). Mr. Karg’s current employer, Mindshare, is part of the WPP Group. Certain affiliates and subsidiaries of the WPP Group, including Mindshare, have from time-to-time represented clients of Travelzoo and purchased media on behalf of such clients from Travelzoo; provided, that the Board determined that Mr. Karg would not be considered an “executive officer” of Mindshare as defined under the Securities Exchange Act of 1934 and that any amounts paid by any member of the WPP Group to Travelzoo or by Travelzoo to any member of the WPP Group over the past three years are not material. Such relationships and amounts will continue to be monitored going forward. Mr. Karg also confirmed that in his role as Global Chief Operating Officer he does not have any input into client relationships or media spend and does not receive any compensation from clients or for the performance of clients. The Board therefore determined that no conflict of interest exists pursuant to the Company’s Code of Ethics. The Board determined that Mr. Holger Bartel is not independent under the rules of NASDAQ because he is an employee of the Company. The Board determined that Ms. Christina Sindoni Ciocca is not independent under the rules of NASDAQ because she is an employee of the Company.
Holger Bartel, Ph.D., has been Travelzoo’s Global Chief Executive Officer since January 2016. From July 2010 to May 2017, he was the Chairman of the Board of Directors. From September 2015 to December 2015, he was Travelzoo’s Executive Chairman. From October 2011 to October 2013, he was Head of Strategy. Mr. Bartel holds a Ph.D. in Economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Mr. Ralph Bartel.

Areas of Mr. Bartel’s relevant experience include deep knowledge of Travelzoo's operations, Internet, strategy, management of growth companies, travel and international management.
Christina Sindoni Ciocca has been a member of Travelzoo’s Board since May 2019 and has been serving as Corporate Secretary and, since December 2022, as the Chair of the Board. She has been General Counsel and Head of Global Functions for Travelzoo since April 1, 2022 and General Counsel since June 2019. Ms. Ciocca previously served as Counsel for Travelzoo since April 2018. Prior to joining Travelzoo, Ms. Ciocca was an attorney at Sidley Austin LLP, practicing in mergers & acquisitions in both Chicago, IL and New York, NY, from September 2014 to March 2018. Ms. Ciocca earned her juris doctor degree from the Law School of the University of Notre Dame and a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, with concentrations in marketing and operations & information management. Prior to law school, Ms. Ciocca worked in digital marketing, including for American Express.
Areas of Ms. Ciocca’s relevant experience include corporate governance, law, mergers & acquisitions and marketing.
Carrie Liqun Liu has been a member of Travelzoo's Board since May 2017. She is the Vice General Manager of Beijing Science & Technology Innovation Fund and has been since 2019. Before that she was the General Manager of the Private Equity Business at Tianhong, a prominent fund management company in China. From July 2011 to May 2017, Ms. Liu was the Executive Director of Fosun China Momentum Fund. From May 2009 to July 2011, she was a senior investment professional at Henderson Equity Partners. From 2015 to 2016, she was a member of the board of directors and audit committee of Tom Tailor Holding AG, and also a member of the board of directors of Cirque du Soleil, an entertainment company. Ms. Liu holds a bachelor’s degree in finance and master’s degree in law from Tsinghua University in Beijing, China.
Areas of Ms. Liu’s relevant experience include Asian markets, investments, finance and global strategy.
Michael Karg, Ph.D., is the Global Chief Operating Officer of Mindshare and has been since November 2021. From January 2016 to December 2019, he was the Group Chief Executive Officer of Ebiquity plc, a company listed on the London stock exchange (AIM). From May 2013 to December 2015, he was the Chief Executive Officer International of Razorfish. From September 2011 to May 2013, Mr. Karg was the President EMEA for Razorfish and Digitas International in Paris. From September 2010 to May 2013, he was also the Chief Operating Officer of Razorfish and Digitas International. From 2013 to 2017, Mr. Karg served as a member of the board of directors of Travelzoo. Mr. Karg holds a Ph.D. in management and a master’s equivalent in finance and accounting from the University of St. Gallen, Switzerland.
Areas of Mr. Karg’s relevant experience include digital media and global operations.
Volodymyr Cherevko is the Chief Transformation Officer of Haier Europe and has been since September 2021. Before that he was the General Manager & Managing Director, Washing Business Unit, for Haier Europe in Paris. From October 2015 to October 2017 he was the Product Marketing Director, Refrigeration, for Whirlpool EMEA in Italy. From January 2014 to October 2015 Mr. Cherevko was the Marketing Director & Department Head, Brands, Digital, e-Commerce & Insights for Whirlpool EMEA. Before that, Mr. Cherevko held a variety of marketing roles for Procter & Gamble and PepsiCo in Kyiv and Moscow. Mr. Cherevko holds an Executive MBA from HEC Paris, executive certificate from INSEAD and a Bachelor of Arts in business administration from Bethany Lutheran College.
Areas of Mr. Cherevko’s relevant experience include marketing and business transformation.
Required Vote
Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Delaware law and our Amended and Restated By-laws provide that directors are to be elected by a majority of the votes cast at the Annual Meeting by the holders of stock entitled to vote on the election of directors; provided, however, that, if the Corporate Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. The following shall not be votes cast: (a) a share whose ballot is marked as withheld; (b) a share otherwise present at the meeting but for which there is an abstention; and (c) a share otherwise present at the meeting for which a shareholder gives no authority or direction. Thus, abstentions and broker non-votes will have no effect on the election of directors (other than the fact that they are counted for the purpose of determining whether a stockholder quorum exists at the Annual Meeting). Proxies cannot be voted for a greater number of persons than the number of nominees named.
The Board's Recommendation
The Board believes that each director nominee possesses the qualities and experience a member of Travelzoo's Board should possess. The Board seeks out, and the Board is comprised of, individuals whose background and experience complement those of other Board members.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE FIVE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Board Meetings and Committees
The Board has appointed an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Corporate Governance Committee. Below is a table indicating the membership of each committee and how many times the Board and each such committee met in fiscal year 2022. Beginning in 2021, the Board voted to change membership in the Disclosure Committee to management only in line with corporate governance best practices. Each Board member attended at least 75 percent of the total number of meetings of the Board and of the committees on which he or she served.
Name	Board	Audit	Compensation	Nominating and Corporate Governance
Mr. Ralph Bartel	Chair
Ms. Christina Sindoni Ciocca	Secretary
Ms. Carrie Liqun Liu	Member	Member
Mr. Michael Karg	Member	Chair	Member	Member
Mr. Volodymyr Cherevko	Member	Member	Chair	Chair
Number of 2022 Meetings	4	4	1	2
The Company does not require that directors attend the Annual Meeting of Stockholders. Note, Mr. Michael Karg and Mr. Volodymyr Cherevko replaced Ms. Mary Reilly and Ms. Beatrice Tarka on April 28, 2022 upon election by the stockholders at last year’s annual meeting. Therefore, Ms. Reilly and Ms. Tarka attended the Board and Committee meetings that took place during Q1 2022 and Mr. Karg and Mr. Cherevko attended the Board and Committee meetings that took place from Q2 2022 through to the end of the year. Ms. Reilly previously served as the Chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Karg now serves as the Chair of the Audit Committee and Mr. Cherevko serves as the Chair of the Compensation Committee and Nominating and Corporate Governance Committee.
Audit Committee
The Audit Committee is appointed by the Board to discharge the Board’s responsibilities with respect to among other things, (i) the Company’s accounting and financial reporting processes; (ii) audits of the financial statements of the Company; and (iii) the qualifications, independence and performance of the Company’s independent auditors. A complete description of the Audit Committee's responsibilities is set forth in its written charter. A copy of the Amended and Restated Audit Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A of our 2019 proxy statement. The Audit Committee is responsible for appointing the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee is composed solely of independent directors as defined in the listing standards of the NASDAQ Stock Market, the SEC, the Sarbanes-Oxley Act of 2002 and any successor rules or regulations. The Board determined that Mr. Michael Karg qualifies as an audit committee financial expert within the meaning of SEC regulations.
Compensation Committee
The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities with respect to, among other things, the evaluation, approval and administration of the Company’s compensation and incentive plans, policies and programs for executive officers and directors of the Company. A complete description of the Compensation Committee’s responsibilities is set forth in its written charter. A copy of the Compensation Committee Charter, which was adopted by the Board on March 22, 2019, can be found in Appendix A of our 2019 proxy statement.
Disclosure Committee
The Disclosure Committee's primary responsibilities are (i) to design, establish and evaluate controls and other procedures that are designed to ensure the accuracy and timely disclosure of information to the SEC and investment community and (ii) to review and supervise preparation of SEC filings, press releases and other broadly disseminated correspondence. Originally, the Disclosure Committee included two members of the Board, but at the Q1 2021 Board meeting, the directors voted to change the Disclosure Committee to a management committee, reporting directly to the Global Chief Executive Officer and Chief Accounting Officer or Chief Financial Officer, as applicable, and providing updates to the Audit Committee as necessary, in line with corporate governance best practices.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board concerning the size, structure and composition of the Board and its committees, monitors the process to assess the Board’s effectiveness and is primarily responsible for oversight of corporate governance. In evaluating potential nominees to the Board, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, age, demonstrated leadership, skills, including financial literacy, and experience in the context of the needs of the Board. The Nominating and Corporate Governance Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. The Nominating and Corporate Governance Committee recommended to the full Board each of the current nominees for election to the Board.
The Board's Role in Risk Oversight
The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company's strategic plans and objectives. The risk oversight function is administered both in full Board discussions, informal meetings and in individual committees that are tasked by the Board with oversight of specific risks. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company's strategy and business plans. In addition, the Audit Committee reviews the Company's risk assessment and risk management policies and procedures at least annually, including steps taken to monitor and control such exposures. The Board believes the continuity of Board membership and the independent directors constituting a majority of the Board encourage open discussion and assessment of the Company's ability to manage its risks.
Code of Ethics
We have adopted a Code of Ethics that applies to our executive officers, including, but not limited to our Global Chief Executive Officer and our Chief Accounting Officer or Chief Financial Officer, as applicable. This Code of Ethics is posted on our website located at corporate.travelzoo.com/governance. A copy of the Code of Ethics is also available in print to stockholders and interested parties without charge upon written request delivered to our Corporate Secretary at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
Communications with Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to “c/o Corporate Secretary” at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

Director Compensation
Directors of the Company or its subsidiaries are entitled to receive certain retainers and fees as determined by the Board based on recommendations of the Compensation Committee. In 2021, the Compensation Committee recommended that the Board change director compensation as follows: (a) increase the fee earned for Board meetings to $2,800 from $1,680, (b) decrease the fee earned for Compensation Committee meetings to $1,680 from $2,800, (c) change the Disclosure Committee to an executive-only committee in line with corporate governance best practices so no fee is payable for those meetings, and (d) include a fee for Special Committee meetings, if and when a Special Committee is appointed, of $5,000 for up to five (5) meetings or $8,000 for up to ten (10) meetings. The retainers and meeting fees are as follows:
Description	Fee Earned ($)
Annual retainer for each Board member	50,000
Annual retainer for Audit Committee Chair	30,000
Fee for attendance of a Board meeting	2,800
Fee for attendance of an Audit Committee meeting	2,800
Fee for attendance of a Compensation Committee meeting	1,680
Fee for attendance of Special Committee meetings (total fee for up to 5 meetings)	5,000
Fee for attendance of Special Committee meetings (total fee for up to 10 meetings)	8,000
Members of the Board may receive fees for additional meetings and committee work and may receive stock option grants on an ad hoc basis in the discretion of the Compensation Committee.
We reimburse directors for out-of-pocket expenses incurred in connection with attending meetings. No travel was required for meetings of the Board in 2022.
Employees generally do not receive compensation for their services as directors. Accordingly, Ms. Christina Sindoni Ciocca did not receive any compensation for her service as a member of the Board in 2022. Although not an employee, Mr. Ralph Bartel waived board fees to him in 2022.
The following table shows the fees earned or paid in cash for Travelzoo’s directors for the fiscal year ended December 31, 2022.
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total ($)(3)(4)
Mr. Ralph Bartel	—	—	—
Ms. Christina Sindoni Ciocca	—	—	—
Ms. Carrie Liqun Liu	77,400	—	77,400
Ms. Mary Reilly	28,960	—	28,960
Ms. Beatrice Tarka	21,460	—	21,460
Mr. Michael Karg	76,305	—	76,305
Mr. Volodymyr Cherevko	55,866	—	55,866
(1)	This column reports the amount of cash compensation earned in 2022 for Board and committee service.
(2)	Mr. Ralph Bartel had 200,000 vested options outstanding as of April 14, 2023.
(3)
Amounts included in this table do not include compensation received by Ms. Ciocca for her role as General Counsel and Head of Global Functions of the Company, including 100,000 stock options granted in March 2020 and approved by the shareholders at the 2020 Annual Meeting and an additional 200,000 stock options granted in March 2023, subject to approval by the shareholders at the 2023 Annual Meeting, as set forth in this proxy statement.

(4)	Mr. Michael Karg and Mr. Volodymyr Cherevko joined the Board in Q2 2022, when Ms. Mary Reilly and Ms. Beatrice Tarka rotated off due to long tenure.

Board Diversity Matrix
The following is the Board Diversity Matrix for the Company as of April 14, 2023 in compliance with NASDAQ’s Board Diversity Rule:
	Female	Male
Total Number of Directors	5
Part I: Gender Identity
Directors	2	3
Part II: Demographic Background
Asian (other than South Asian)	1	0
White	3	1
Certain Relationships and Related Party Transactions
The Company maintains policies and procedures to ensure that our directors, executive officers and employees avoid conflicts of interest. Our executive officers, including our Global Chief Executive Officer and Chief Accounting Officer or Chief Financial Officer, as applicable, are subject to our Code of Ethics. Our Code of Ethics requires our leadership to act with honesty and integrity, and to fully disclose to the Audit Committee any material transaction that reasonably could be expected to give rise to an actual or apparent conflict of interest. The Code of Ethics requires that our leadership obtain the prior written approval of the Audit Committee before proceeding with or engaging in any conflict of interest. Moreover, employees are required to read and comply with our Guide to Business Conduct, which is a communication to all employees that ensures they are aware of their responsibility to avoid any conflicts of interest or potential conflicts of interest and to make appropriate disclosures to their manager or other personnel.
Our General Counsel and/or Chief Accounting Officer or Chief Financial Officer, as applicable, review(s) all material related party transactions. When a potential related party transaction is identified, the General Counsel and/or the Chief Accounting Officer or Chief Financial Officer, as applicable, will evaluate the transaction and determine whether the transaction requires the review and approval by the Audit Committee or a special committee of the Board consisting of independent directors (“Special Committee”).
The Audit Committee charter states that the Audit Committee has the duty and responsibility to review and approve in advance, to the extent possible, any proposed related party transactions and potential conflict of interest situations involving a director or director nominee of the Company, an executive officer of the Company, any person or entity known by the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, or any person known by the Company to be an immediate family member of any of the foregoing; provided, that the Audit Committee shall have the authority to ratify certain related party transactions if approval of such transactions in advance is not practicable or possible, in the sole discretion of the Committee. A copy of the written charter can be found in Appendix A to the 2019 proxy statement.
Upon submission to the Audit Committee or a Special Committee, such committee will consider relevant facts and circumstances surrounding each related party transaction and any matters the committee deems appropriate. If the Audit Committee or a Special Committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. Transactions or relationships previously approved by the Audit Committee or a Special Committee in existence prior to the formation of the committee do not require approval or ratification.
Ralph Bartel, who founded Travelzoo and who was previously a director of the Company, is the sole beneficiary of the Ralph Bartel 2005 Trust, which is the controlling shareholder of Azzurro Capital Inc. As of April 14, 2023, Azzurro Capital Inc. is the Company's largest stockholder, holding approximately 49% of the Company's outstanding shares. Ralph Bartel, as an individual, holds approximately 1% of the Company’s outstanding shares.
Family Relationships
Ralph Bartel, founder of Travelzoo, and Holger Bartel, Global Chief Executive Officer, are brothers. Except for Holger Bartel and Ralph Bartel, there are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings
To our knowledge, during the last ten years, none of our directors and executive officers have: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses; (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or (v) been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth certain information with respect to the named executive officers of Travelzoo, as determined by the Compensation Committee, as of April 14, 2023.
Name	Age	Position
Holger Bartel, Ph.D.	55	Global Chief Executive Officer
Christina Sindoni Ciocca	35	General Counsel and Head of Global Functions
Holger Bartel, Ph.D., has been Travelzoo's Global Chief Executive Officer since January 2016. From July 2010 to May 2017, he was the Chairman of the Board. From October 2011 to October 2013, he was the Head of Strategy. From October 2008 to June 2010, he was Travelzoo's Chief Executive Officer. From September 1999 to November 2007, he was Executive Vice President. From 1995 to 1998, he was Engagement Manager at McKinsey & Company, a global management consulting firm. From 1992 to 1994, he was a research fellow at Harvard Business School. Mr. Holger Bartel holds a Ph.D. in economics and an MBA in finance and accounting from the University of St. Gallen, Switzerland. He is the brother of Ralph Bartel, the founder of Travelzoo.
Christina Sindoni Ciocca has been with Travelzoo since April 2018. She has been a member of Travelzoo’s Board since May 2019 and has been serving as Corporate Secretary and, since December 2022, as the Chair of the Board. She has been General Counsel and Head of Global Functions for Travelzoo since April 1, 2022 and General Counsel since June 2019. Ms. Ciocca previously served as Counsel for Travelzoo since April 2018. Prior to joining Travelzoo, Ms. Ciocca was an attorney at Sidley Austin LLP, practicing in mergers & acquisitions in both Chicago, IL and New York, NY, from September 2014 to March 2018. Ms. Ciocca earned her juris doctor degree from the Law School of the University of Notre Dame and a Bachelor of Science in Economics degree from the Wharton School of the University of Pennsylvania, with concentrations in marketing and operations & information management. Prior to law school, Ms. Ciocca worked in digital marketing, including for American Express.
Note, Mr. Wayne Lee, who was providing consulting services as the Company’s Chief Financial Officer pursuant to a six-month agreement that was extended by mutual agreement for one month, left the Company on March 31, 2023, as set forth in the Form 8-K filed on April 6, 2023. In the interim period as the Company recruits for a new Chief Financial Officer, Ms. Lijun Qi, Finance Director, was appointed as the Company’s principal accounting officer. Per the determination of the Board, Ms. Qi qualifies as an officer pursuant to Section 16 of the Exchange Act, but is not considered a named executive officer, and therefore is not included as such in this proxy statement.

PROPOSAL 2—APPROVAL OF OPTION GRANT TO THE GENERAL COUNSEL AND
HEAD OF GLOBAL FUNCTIONS
Option Agreement with the General Counsel and Head of Global Functions
The Company entered into a Nonqualified Stock Option Agreement (the “Option Agreement”) with Ms. Christina Sindoni Ciocca, General Counsel and Head of Global Functions, on March 8, 2023, pursuant to which the Company granted Ms. Ciocca the option to purchase 200,000 shares of the Company’s common stock (such option being hereinafter referred to as the “Option”). The first tranche of the Option shall vest on June 30, 2023 and will not be exercisable unless and until the stockholders approve. Stockholders are being asked to approve the issuance of Common Stock which is issuable to Ms. Ciocca upon exercise of the Option.
The principal terms of the Option Agreement are summarized below. The following summary is qualified in its entirety by the full text of the Option Agreement, which is incorporated by reference herein by reference to Appendix A to this proxy statement.
The Compensation Committee engaged an independent compensation consultant, Compensia, to advise on Ms. Ciocca’s compensation package, including base salary, bonus, if applicable, and option grant. The Compensation Committee, which is comprised solely of independent directors, unanimously approved the Option and the Option Agreement after confirming that both were generally in line with historical practices of the Company, specifically the four-year term, or market practice, specifically the bi-annual vesting schedule, as well as the total amount and value of the grant.
Exercisability of Option
The exercise price of the Option is $4.96 per share. The Option will become exercisable in accordance with the following schedule:
Vesting Date	Percentage of Option Vesting
On June 30, 2023	12.5%
On December 31, 2023	12.5%
On June 30, 2024	12.5%
On December 31, 2024	12.5%
On June 30, 2025	12.5%
On December 31, 2025	12.5%
On June 30, 2026	12.5%
On December 31, 2026	12.5%
Ms. Ciocca must exercise the Option by March 8, 2028; after such date, the Option will expire.
Exercise of Option
Ms. Ciocca may exercise, in whole or in part, the Option by delivering to the Company (a) not less than 30 days prior to the exercise date (or such shorter period as the Company may approve) a written notice (email being acceptable) of intent to exercise and estimated date of exercise and (b) not less than five (5) business days prior to the date of exercise (or such shorter period as the Company may approve) (i) written notice of exercise, designating the number of shares to be purchased, and (ii) payment of the full amount of the purchase price of the shares being purchased and payment of the full amount of applicable taxes triggered by the exercise of the option and shares being purchased.
The Option may not be exercised if shareholder approval is not received and may not be exercised prior to the registration of the shares being offered under the Option Agreement, which registration shall be filed by the Company with the SEC following the Company’s annual shareholder meeting, so long as approval has been obtained.
Adjustment of Option
As is customary in stock option agreements of this nature, the number of shares subject to the Option and exercise price are subject to adjustment in the event there is any change in the number of shares of outstanding common stock of the Company by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar event.

Transfer Restrictions
The Option is not transferable by Ms. Ciocca other than by will or the laws of descent and distribution and may be exercised during Ms. Ciocca’s lifetime only by her or her guardian or legal representative.
Effect of Termination of Employment
If Ms. Ciocca’s employment with the Company is terminated, including in the event of her death or disability, any portion of the Option which is not then exercisable will immediately terminate. With respect to any portion of the Option which is then exercisable on the date of termination of employment, Ms. Ciocca (or, in the event of her death, her legatee(s) under her last will, or her personal representatives or distributees) may exercise such portion of the Option for a period of 90 days following such termination, but in no event after March 8, 2028.
Personal Interest
Ms. Christina Sindoni Ciocca is Travelzoo’s General Counsel and Head of Global Functions as well as the Chair of Travelzoo’s Board and its Corporate Secretary. Ms. Ciocca is also currently acting as the Chief Executive Officer of JFC Travel Group Co.
The Board’s Recommendation
THE COMPENSATION COMMITTEE ON BEHALF OF THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL RELATING TO THE OPTION AGREEMENT.

PROPOSAL 3—ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY VOTES
Section 14A of the Exchange Act requires that once every six years the Company include a non-binding stockholder vote to advise on whether the frequency of the Say-on-Pay (as defined below) vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.
The Compensation Committee of the Board has determined that an annual advisory vote on executive compensation is the best approach for the Company. In formulating its recommendation, the Compensation Committee considered that an annual advisory vote on executive compensation will allow stockholders to provide direct input on the Company’s compensation philosophy, policies and practices every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its stockholders on executive compensation and corporate governance matters.
The option receiving the greatest number of votes (every one, two or three years) will be considered the frequency approved by stockholders. Although the vote is non-binding, the Board of Directors will take into account the outcome of the vote when making future decisions about the frequency for holding an advisory vote on executive compensation.
The Board’s Recommendation
THE BOARD RECOMMENDS A VOTE ON PROPOSAL 3 TO HOLD SAY-ON-PAY VOTES EVERY 1 YEAR (AS OPPOSED TO EVERY 2 YEARS OR EVERY 3 YEARS). A PLURALITY OF THE VOTES WILL DETERMINE THE SHAREHOLDERS' PREFERRED FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. THIS MEANS THAT THE OPTION FOR HOLDING AN ADVISORY VOTE EVERY 1 YEAR, 2 YEARS, OR 3 YEARS RECEIVING THE GREATEST NUMBER OF VOTES WILL BE CONSIDERED THE PREFERRED FREQUENCY OF THE SHAREHOLDERS.

PROPOSAL 4—ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described herein (commonly referred to as “Say-on-Pay”).
The design of our executive compensation program is not a mechanical process, and our Board uses its judgment and experience and works with our Compensation Committee to determine the appropriate mix of compensation for each individual. Additionally, the Compensation Committee has engaged an independent compensation consultant, Compensia, to advise on executive compensation. Please read the Executive Compensation section for additional details.
The Board of Directors and the Compensation Committee strongly endorse the Company's executive compensation program and unanimously recommend that stockholders vote in favor of the following resolution:
RESOLVED, that the stockholders approve, by an advisory vote, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation section and the other tabular and narrative disclosure in the Company's proxy statement for its 2023 Annual Meeting of Stockholders.
Required Vote
Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the majority of the shares of the Company’s Common Stock present in person or represented by proxy and entitled to vote on the proposal will be considered as the approval, by an advisory vote, of the compensation of our named executive officers.
The Board’s Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION
Overview of Compensation Program
The following Executive Compensation discussion describes our overall compensation philosophy and the primary components of our compensation program. Furthermore, the Executive Compensation discussion explains the process by which the Compensation Committee, or “Committee”, determined the 2022 compensation for our Global Chief Executive Officer, former Chief Financial Officer, former Chief Accounting Officer and General Counsel and Head of Global Functions. We refer to these individuals collectively as the “named executives” or the “named executive officers”.
Compensation Philosophy and Objectives
The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.
We believe that achievement of these compensation program objectives enhances long-term profitability and stockholder value. Although we consider a number of factors in our pay decisions, the elements utilized to guide the Committee to help it achieve its objectives include the following:
•
Accountability for Individual Performance. Compensation should in large part depend on the named executive's individual performance in order to motivate and acknowledge the key contributors to our success.

•
Fairness. The Company should take a consistent approach to pay practices in order to achieve pay equity across gender, race and ethnicity, and should seek independent advice when needed to ensure alignment with the market environment.

•
Recognition for Business Performance and Innovation. Compensation should take into consideration the Company's overall financial performance and growth, as well as any initiatives that can bring transformation to the Company.

•	Attracting and Retaining Talented Executives. Compensation should generally reflect the competitive marketplace and be designed to attract and retain superior employees in key competitive positions.
•
Changing Market Conditions. Compensation should take into consideration the constantly evolving market environment in which the Company operates, including, for example, recovery from the global pandemic.

We implement our compensation philosophy through setting base salaries for our executive officers based on market research, providing bonus opportunities when appropriate for the executive’s role, granting stock options to certain key employees when appropriate and reviewing and approving other terms of employment agreements as needed and as appropriate.
Compensation Determination Process
Compensation Committee Members. The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee is also responsible for determining the fees paid to our outside directors. The Committee included Mr. Volodymyr Cherevko and Mr. Michael Karg. Mr. Cherevko and Mr. Karg satisfied the independence requirements of NASDAQ.
Independent Compensation Consultant. The Committee engaged an independent compensation consultant, Compensia, to assist in its review of executive compensation for the Global Chief Executive Officer, Chief Financial Officer and General Counsel and Head of Global Functions (as well as outside director compensation). The consultant reviewed base salary, target annual bonus, target total cash compensation, long-term incentive annual grant value, and target total direct compensation, against peer company market data. The consultant assisted the Committee in setting the Global Chief Executive Officer’s compensation effective January 1, 2022 and for reviewing the compensation of all named executive officers for 2023.

Although it is difficult to find a company exactly comparable to the Company, the consultant compared the compensation received by the Company's named executive officers with the levels of compensation received by similarly situated executives. For the Global Chief Executive Officer, Compensia conducted a review based on peer SEC filings from a 20-company peer group. For the Chief Financial Officer and General Counsel and Head of Global Functions, Compensia reviewed amongst similarly sized companies (e.g., less than 1B in market cap) using peer group aligned survey data.
Role of Management. During 2022, the Committee engaged in its annual review of executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance. In the course of its review, the Committee considered (a) the advice and input of the Company’s Human Resources, Global Chief Executive Officer, General Counsel and Head of Global Functions and founder; (b) data prepared by management, including historical compensation and promotions; and (c) data prepared by the independent compensation consultant, as outlined above. Management and the consultant assisted the Committee to properly evaluate employee performance, establish business performance targets, goals and objectives and recommend salary and bonus levels. No executive officer participated in discussions regarding their own compensation.
Components of Executive Compensation
The Committee has structured an executive compensation program comprised mainly of base salary and equity, with a performance-based bonus provided to the Global Chief Executive Officer only. The mix of these components depends on the executive officer’s role, performance, tenure and experience.
Base Salary
The Committee considered three types of potential base salary modifications for the named executive officers in 2022: (1) “merit increases” based upon each named executive's individual performance; and/or (2) “market adjustments” based upon the salary range for similarly situated executives; and/or (3) “geographic adjustments” based on the physical location of the executive.
In determining merit increases, the Committee considered the specific responsibilities of the executive and the executive's overall performance and tenure with the Company. In addition, the Committee also considered an evaluation of each named executive officer provided by Human Resources in making the decision regarding merit increases.
The Committee determined any market adjustments based on the Committee's comparison of the executive's compensation with statistical information on average compensation for similarly situated executives provided by Compensia. The Committee also considered the key market factors impacting the Company and its overall performance. The Committee also reviewed the executive’s base salary as part of the overall package of compensation, meaning they considered granting additional equity to compensate for a lower base salary so that overall compensation would be comparable to market.
As a global company, we have the ability to hire executives in various countries. As such, the base salary for such executives are reviewed to ensure alignment with the pay practices of the respective countries where they are physically located. As none of the executives moved locations in 2022, this factor was not as important as in previous years.
Note, Mr. Wayne Lee, who served as the Company’s Chief Financial Officer from September 2022 to March 2023, was a consultant and so was compensated at an hourly rate of $240, with minimum required hours per week of 24 hour and maximum of 40 hours, unless otherwise approved. Mr. Lee’s hourly rate was considered in the context of a reasonable base salary for a Chief Financial Officer to ensure the amount would be reasonable and align with the market.
Incentive Bonus Pay
Pursuant to the terms of Mr. Holger Bartel’s employment agreement, dated September 28, 2015, as amended effective January 1, 2022, Mr. Bartel was eligible to receive an annual performance bonus for 2022 at the beginning of 2023, in an amount of up to $150,000 tied to three (3) strategic goals to be determined by the Compensation Committee at the beginning of each year. For 2022, the Committee determined that the goals would be: (1) hiring, retaining and training a permanent General Manager, U.S.; (2) achieving greater than 5%

EBITDA growth; and (3) completion of an operating budget for the year, with final delivery to the Board before the end of the first quarter of the year, including providing targets to all reports for their bonus agreements prior to the start of each quarter based on the completed operating budget. Mr. Bartel received a bonus of $100,000, having achieved goals (2) and (3). Three new strategic goals were set by the Compensation Committee for 2023.
None of the other named executive officers received a bonus opportunity in 2022.
Other Compensation-Related Matters
The Company grants stock options (which represent the right to purchase a specific number of shares of the Company’s Common Stock at a predetermined price, subject to vesting conditions) to certain executive staff, to align their incentives with the long-term interests of our stockholders, retain them for the long term, reward them for potential long-term contributions, and provide a total compensation opportunity commensurate with our performance.
As part of Mr. Holger Bartel’s compensation for 2022, the Compensation Committee granted Mr. Bartel stock options to purchase 600,000 shares of Common Stock with an exercise price of $8.14. The stock options vest bi-annually over two (2) years, beginning on June 30, 2022. The grant was subject to approval by the stockholders of the Company at the 2022 Annual Meeting and could have been unwound if approval was not received. However, the shareholders approved the grant. The options expire in 2027. No additional options were granted to Mr. Bartel in 2022.
In 2022, Ms. Ciocca was not determined to be an “executive officer” by the Compensation Committee or the Board. Nevertheless, Ms. Ciocca’s compensation was reviewed by the Compensation Committee given Ms. Ciocca’s role on the Board to ensure impartiality. Ms. Ciocca did not receive an option grant in 2022.
In 2022, Ms. Lisa Su served as Chief Accounting Officer until September and then Mr. Wayne Lee served as Chief Financial Officer until March 31, 2023. Neither Ms. Su nor Mr. Lee received an option grant in 2022.
Perquisites and Additional Benefits. The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Accordingly, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as club dues or defraying the cost of personal entertainment. Named executive officers and employees may seek reimbursement for business related expenses in accordance with the Company's business expense reimbursement policy.
Employment Agreements. The Company has entered into employment agreements with certain executive staff, some of which contain severance and change of control provisions. The terms of such employment agreements are described in more detail below in Employment Agreements and Potential Payments Upon Termination or Change-in-Control. The Committee believes these agreements are appropriate for a number of reasons, including the following:
•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;
•	the change in control provisions require terminated executives to execute a release in order to receive severance benefits; and
•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

Summary Compensation Table
The following summary compensation table sets forth information concerning the compensation of our Global Chief Executive Officer, former Chief Accounting Officer, and former Chief Financial Officer during the fiscal years ended December 31, 2022 and 2021.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Holger Bartel(1) Global Chief Executive Officer	2022	450,000	100,000	1,730,400	—	—	2,280,400
	2021	232,000	—	—	—	—	232,000

Christina Sindoni Ciocca(2) General Counsel and Head of Global Functions	2022	335,000	—	—	—	1,500	336,500
	2021	—	—	—	—	—	—

Lisa Su(3) Former Chief Accounting Officer	2022	220,055	—	—	—	1,500	221,555
	2021	300,000	50,000	—	—	1,500	351,500

Wayne Lee(4) Former Chief Financial Officer	2022	152,457	—	—	—	—	152,457
	2021	—	—	—	—	—	—

Michele Huiban(5) Former Chief Financial Officer	2022	—	—	—	—	—	—
	2021	99,911	28,546	—	—	—	128,457
(1)	Mr. Holger Bartel's annual salary was increased to $450,000 effective January 1, 2022, for his role as Global Chief Executive Officer.
(2)
Ms. Ciocca was appointed as an executive officer in March of 2023. Ms. Ciocca’s current salary is equal to $350,000 per annum. $335,000 represents annual salary cost based on one quarter at prior salary level.

(3)
Ms. Su was appointed as the Company's Chief Accounting Officer in July 2019. Effective July 1, 2021, Ms. Su’s base salary was increased from $280,000 to $320,000, in consideration of termination of Ms. Su’s outstanding bonus plan and move out-of-state. Ms. Su left the Company on September 9, 2022. $220,055 represents pro-rated annual salary for 2022 through the date of termination.

(4)
Mr. Wayne Lee provided consulting services to the Company as Chief Financial Officer from September 2022 to March 2023, at an hourly rate of $240. $152,457 represents the aggregate fees charged by Mr. Lee through December 31, 2022. Mr. Lee left the Company on March 31, 2023.

(5)
Ms. Huiban was with the Company for 3 months (April through June) of 2021. $99,910 represents annual salary cost of €350,000, converted to USD and based on 3 months of employment. Ms. Huiban was eligible to receive a bonus each quarter equal to €25,000 or $28,546. Because Ms. Huiban left the Company after Q1 of 2021, she earned only one bonus.

(a)	Amounts consist of bonuses earned per the terms of employment agreements or bonus plans and/or at the discretion of the Board of Directors or the Compensation Committee, as applicable.
(b)
The values reported reflect the aggregate grant date fair value of grants of stock options to each of the listed officers in the years shown. The grant date fair value of stock options is calculated using the Black-Scholes option pricing model. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 10 to the consolidated financial statements contained in our 2022 Annual Report on Form 10-K filed on March 31, 2023.

(c)
The amounts reflected in this column reflect any performance-based cash awards paid to the named executives pursuant to certain employment agreements, as discussed in the “Executive Compensation” section above. There were no such amounts paid during 2022 and 2021.

(d)
The amounts in this column reflect all other compensation paid to the named executives including $1,500 Company matching 401(k) plan contribution and other miscellaneous payments made to eligible employees.

Grants of Plan-Based Awards in 2022
The following table sets forth certain information with respect to non-equity incentive plan awards granted to each of our named executive officers during the fiscal year ended December 31, 2022.
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name(1)	Threshold ($)	Target ($)	Maximum ($)
Holger Bartel	150,000	150,000	150,000
Christina Sindoni Ciocca	—	—	—
Lisa Su	—	—	—
Wayne Lee	—	—	—
(1)
Amount represents the potential annual performance bonus payments under the terms of the applicable employment agreement or bonus agreement. The business measurements and performance goals for determining the performance bonus payout are described in the section entitled “Executive Compensation”.

Outstanding Equity Awards as of December 31, 2022
The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2022.
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Holger Bartel(1)	300,000	300,000	8.14	March 3, 2027
Christina Sindoni Ciocca(2)	25,000	50,000	3.49	March 30, 2025
Lisa Su(3)	—	—	3.49	March 30, 2025
(1)	600,000 options were granted to Mr. Holger Bartel in 2022. The options are exercisable in semi-annual increments of 25% from June 30, 2022 through December 31, 2023.
(2)
Although Ms. Ciocca was not designated as an executive officer in 2022, Ms. Ciocca’s option grant outstanding as of December 31, 2022 is included for completeness. Ms. Ciocca was granted 100,000 options in 2020. The options are exercisable in annual increments of 25% from March 30, 2021 through March 30, 2024. Ms. Ciocca exercised the first tranche of 25,000 options in 2021. Ms. Ciocca did not exercise the second tranche in 2022, which is now vested and exercisable. There are 50,000 options remaining unvested.

(3)
100,000 options were granted to Ms. Lisa Su in 2020. However, Ms. Su left the Company in September 2022, meaning Ms. Su’s outstanding option agreement was terminated (50,000 remained unvested and unexercised and were therefore forfeited).

Option Exercises and Stock Vested
In March 2021, the first 25% of Ms. Su’s options vested and Ms. Su exercised all 25,000 options via cashless exercise in April. Ms. Su’s next tranche of 25,000 options vested in March 2022 and Ms. Su exercised all 25,000 options via cashless exercise in October. Ms. Su left the Company in September 2022 and upon Ms. Su’s departure, her outstanding option agreement terminated (with 50,000 options remaining unvested).
In March 2021, the first 25% of Ms. Ciocca’s options granted in 2020 vested and Ms. Ciocca exercised all 25,000 options via cashless exercise in April 2021. The second tranche of 25% of the options granted in 2020 to Ms. Ciocca has not yet exercised. Stemming from the grant in 2020, Ms. Ciocca has 50,000 remaining unvested options that will vest over the next two years.
Mr. Holger Bartel exercised 540,000 options in April 2022. Such options were the final options remaining under his previous option agreements (granted in 2015, 2017 and 2019).

Employment Agreements and Potential Payments Upon Termination or Change-in-Control
The Company has employment or consulting agreements with its named executive officers. The employment or consulting agreements in place as of December 31, 2022 with the Company's named executive officers are described below.
Mr. Holger Bartel entered into an employment agreement with the Company on September 28, 2015. The Company may terminate the employment agreement, with or without cause, upon written notice to Mr. Holger Bartel. However, if Mr. Holger Bartel's employment is terminated at any time without cause, Mr. Holger Bartel's remaining stock options will immediately vest in full on the date of termination. Mr. Holger Bartel agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of his employment and to assign all of his interest in any and all such discoveries and work product to the Company.
Ms. Ciocca entered into an employment agreement with the Company on April 2, 2018. Pursuant to the terms of the agreement, Ms. Ciocca is an at-will employee meaning the Company or Ms. Ciocca could terminate the agreement at any time, with or without cause, upon two (2) weeks’ prior notice to the other party.
Ms. Ciocca agreed that the Company will own any discoveries and work product (as defined in the agreement) made during the term of her employment and to assign all of her interest in any and all such discoveries and work product to the Company. Furthermore, Ms. Ciocca agreed to not, directly or indirectly, solicit the Company's customers or employees during the term of her employment and for a period of one (1) year thereafter.
Mr. Lee entered into a consulting agreement with the Company on August 9, 2022 through Agnitio Partners LLC for six (6) months of Chief Financial Officer services through March 1, 2023. The consulting agreement was extended by mutual agreement for an additional month. Mr. Lee’s engagement could be terminated at any time by the Company with seven (7) days’ written notice and by Mr. Lee with 30 days’ written notice.
Mr. Lee agreed that the Company will own any work product (as defined in the agreement) made during the term of his engagement and to assign all of his interest in any and all such work product to the Company.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and our other named executive officers (“Non-PEO NEOs”), and company performance for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to the section entitled “Executive Compensation”. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by our named executive officers for any of the periods listed. These amounts reflect Summary Compensation Table total compensation with certain adjustments as described in the following table and footnotes.
(1)	(2)	(3)	(4)	(5)	(6)	(7)
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income ($)
2022	2,280,400	1,565,200	236,837	19,071	$47.14	6,634,000
2021	232,000	1,464,860	239,934	297,119	$99.79	911,000
(1)
Holger Bartel served as our PEO for the entirety of fiscal years 2021 and 2022. Our Non-PEO NEOs for 2021 were Lisa Su and Michele Huiban. Our Non-PEO NEOs for 2022 were Christina Sindoni Ciocca, Lisa Su and Wayne Lee.

(2)	Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year for our PEO
(3)
Amounts reported in this column represent the compensation actually paid to the PEO, based on his total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

PEO		2021 ($)	2022 ($)
Summary Compensation Table – Total Compensation	(a)	232,000	2,280,400
Minus Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	0	1,730,400
Plus Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	0	405,938
Plus Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Year	(d)	0	0
Plus Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	0	609,262
Plus Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	1,232,860	0
Minus Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	0	0
equals
Compensation Actually Paid		1,464,860	1,565,200
(a)	Represents Total Compensation reported in the Summary Compensation Table for the indicated fiscal year.
(b)	Represents the aggregate grant date fair value of the stock awards and option awards granted to the PEO during the indicated fiscal year, computed in accordance with FASB ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of the PEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the PEO as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.

(e)	Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the PEO and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the PEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of the PEO's stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

There were no dividends or other earnings paid on the stock awards or option awards in the covered fiscal years.
(4)	Amounts reported in this column represent the average of the total compensation reported in the Summary Compensation Table for the applicable year for our Non-PEO NEOs.
(5)
Amounts reported in this column represent the compensation actually paid to our Non-PEO NEOs in the indicated fiscal year, based on the average total compensation for such Non-PEO NEOs reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the table below:

NEO Average		2021 ($)	2022 ($)
Summary Compensation Table – Total Compensation	(a)	239,934	177,628
Minus Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	0	0
Plus Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	0	0
Plus Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Year	(d)	(12,261)	(122,531)
Plus Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	0	0
Plus Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	69,446	(36,026)
Minus Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	0	0
equals
Compensation Actually Paid		297,119	19,071
(a)
See footnote 1 for the NEOs included in the average for each indicated fiscal year. Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.

(b)	Represents the aggregate grant date fair value of the stock awards and option awards granted to the Non-PEO NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end of the Non-PEO NEO’s outstanding and unvested stock awards and option awards granted during such fiscal year, computed in accordance with FASB ASC 718.

(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards and option awards held by the Non-PEO NEO as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718.

(e)
Represents the aggregate fair value at vesting of the stock awards and option awards that were granted to the Non-PEO NEO and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by the Non-PEO NEO that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of the Non-PEO NEO's stock awards and option awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

There were no dividends or other earnings paid on the stock awards or option awards in the covered fiscal years.
(6)	Assumes $100 invested as of December 31, 2020 through the end of the applicable year.
(7)	The dollar amounts represent the amount of net income (loss) attributable to Travelzoo reflected in our audited financial statements for the applicable fiscal year.

Relationship Between Pay and Performance
Compensation Actually Paid, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions, but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to stock price performance. We believe the “Compensation Actually Paid” in each of the years reported herein and over the two-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance. Below are graphs showing the relationship of Compensation Actually Paid to our Global CEO and Non-PEO NEOs for 2021 and 2022 to (1) the Company’s cumulative TSR and (2) the Company’s net income:
Relationship Between Compensation Actually Paid and TSR

Relationship Between Compensation and Net Income

Forward-Looking Statements
Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “approximate,” “expect,” “intend,” “plan,” “believe” and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this report include the matters discussed regarding the expectation of compensation plans, strategies, objectives, and growth and anticipated financial and operational performance of the Company and its subsidiaries. A variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company's business and forward-looking statements include, but are not limited to, those set forth herein. Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of our common stock beneficially owned as of April 14, 2023 by (a) each director and nominee for election to the Board of Directors, (b) each named executive officer, (c) all executive officers and directors as a group, and (d) each person known by the Company, as of April 14, 2023, to beneficially own more than 5% of the outstanding shares of Common Stock of the Company. In general, shares “beneficially owned” include those shares a person has (or shares) the power to vote, or the power to dispose of.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total(4)
Beneficial Owners, Directors and Executive Officers
Ralph Bartel*(1)	8,058,720	51.80%
Holger Bartel(2)	816,000	5.25%
Christina Sindoni Ciocca(3)	62,288	0.40%
Michael Karg	—	—
Carrie Liqun Liu	—	—
Volodymyr Cherevko	—	—
Beneficial owners, directors (including nominees) and executive officers as a group (7 persons)	8,937,008	57.45%
*	Persons Owning More Than 5% of Common Stock
(1)
Mr. Ralph Bartel indirectly holds a controlling interest in Azzurro Capital Inc., which is the holder of 7,663,858 shares, through the Ralph Bartel 2005 Trust. Mr. Ralph Bartel directly holds 194,862 shares and 200,000 options that are exercisable on April 14, 2023 or become exercisable within 60 days of April 14, 2023.

(2)
Mr. Holger Bartel holds 300,000 options that are exercisable on April 14, 2023 or become exercisable within 60 days of April 14, 2023. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock. Mr. Holger Bartel holds 516,000 shares of common stock.

(3)
Ms. Christina Sindoni Ciocca holds 50,000 options that are exercisable on April 14, 2023 or become exercisable within 60 days of April 14, 2023. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all their shares of common stock. Ms. Ciocca holds 12,288 shares of common stock.

(4)
For each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the 15,556,427 shares of common stock outstanding as of April 14, 2023, plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after April 14, 2023.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Company's Common Stock are required to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and beneficial holders of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations from reporting persons, during fiscal 2022, all Section 16(a) filing requirements were satisfied on a timely basis.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Independent Public Accountants
RSM US LLP (“RSM”) served as Travelzoo's independent registered public accounting firm for our 2022 and 2021 fiscal years. The Audit Committee has not yet selected our independent registered public accounting firm for our 2023 fiscal year. The Audit Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. This review has not yet been completed. Based upon the results of this review, the Audit Committee will determine which independent registered public accounting firm to engage to perform our annual audit. Stockholder approval of our accounting firm is not required by our Amended and Restated By-laws or otherwise required to be submitted to the stockholders. RSM representatives are expected to be present at the Annual Meeting and will be available to respond to questions at the meeting; however, they are not expected to make a formal statement.
Principal Accountant Fees and Services
The audit fees and fees for services rendered to Travelzoo charged by RSM for 2022 and 2021 are as follows:
Service	2022 Fees	2021 Fees
Audit fees(1)	$1,110,195	$881,063
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,110,195	$881,063
(1)
Audit fees consisted of fees for professional services rendered for the annual audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in the quarterly reports, and audit services rendered in connection with other statutory or regulatory filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2022 and 2021, all services provided by RSM were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Travelzoo specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
The Audit Committee oversees Travelzoo's financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and reporting processes including the systems of internal controls, while the independent auditors are responsible for performing an independent audit of Travelzoo's consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (“PCAOB”), and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
In this context, the committee has met and held discussions with management and the independent auditors regarding the Company's audited consolidated financial statements for the fiscal year ended December 31, 2022. The committee discussed with Travelzoo's independent auditors the overall scope and plan for their audit. The committee met, at least quarterly, with the independent auditors, with and without management present, and discussed the results of their examinations, their evaluations of Travelzoo's internal controls, and the overall quality of Travelzoo's financial reporting. Management represented to the committee that Travelzoo's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, including their judgments as to the quality, not just the acceptability, of Travelzoo's accounting principles and such other matters as are required to be discussed with the committee under auditing standards of the PCAOB.
Travelzoo's independent auditors also provided to the committee the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and the committee discussed with the independent auditors that firm's independence, including those matters required to be discussed by PCAOB Auditing Standard No. 16 Communications with Audit Committees.
In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 31, 2023. The committee has not yet selected Travelzoo's independent auditors for fiscal year 2023.
While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that Travelzoo's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the committee to conduct investigations or to ensure compliance with laws and regulations or Travelzoo's business conduct policies.
Audit Committee

Michael Karg (Chair)

Carrie Liqun Liu

Volodymyr Cherevko

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.
This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained in our 2022 Annual Report under the captions “Financial Statements and Supplementary Data,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” and “Quantitative and Qualitative Disclosures about Market Risk.” A copy of the 2022 Annual Report accompanies this proxy statement. This document also incorporates by reference the Current Report on Form 8-K filed on April 6, 2023 and the Amended and Restated By-laws of the Company filed with the Current Report on Form 8-K on April 5, 2022.
The Company will amend this proxy statement to include or incorporate by reference any additional documents that the Company may file with the Securities and Exchange Commission under Section 13(a), 13(e), 14, or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.
The Company will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this proxy statement. You may obtain a copy of these documents and any amendments thereto by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (212) 516-1300. This proxy statement and the 2022 Annual Report are available on the Internet at http://ir.travelzoo.com/financials-filings/annual-reports-and-proxies. These documents are also included in our SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.
ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review the annual report on Form 10-K, as amended, mailed along with these proxy materials, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at (212) 516-1300.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, executive officer, nominee for election as a director or associate of any director, executive officer or nominee has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed matters to be acted upon, other than director elections and executive compensation, which is not shared by all other stockholders.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING
It is contemplated that the next annual meeting of stockholders will be held on or about June 1, 2024. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the Company’s Amended and Restated By-laws and the rules and regulations adopted by the SEC. For a stockholder proposal to be included in the Company's proxy statement and identified in its form of proxy in connection with the Company's annual meeting of stockholders, it must be received by the Company at least 120 calendar days prior to the one-year anniversary of the date that the Company's proxy statement was released to the stockholders in connection with the previous year's annual meeting. As a result, stockholder proposals submitted for consideration at the 2024 annual meeting must be received no later than February 2, 2024, to be included in the 2024 proxy materials. Rule 14a-8 of the Exchange Act provides additional information regarding the content and the procedures applicable to the submission of stockholder proposals to be included in the Company's proxy materials for its next Annual Meeting.
Any such notice must be delivered or mailed to our Corporate Secretary, at Travelzoo, 590 Madison Avenue, 35th Floor, New York, NY 10022.
HOUSEHOLDING
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to not participate in householding and continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.
The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder participating in householding. Stockholders who share an address with other stockholders and are eligible for householding, but currently receive multiple copies of our annual reports and proxy statements, or who have multiple accounts in their names, can authorize us to discontinue mailings of multiple annual reports and proxy statements. Requests for additional copies, or requests for a single copy to be delivered to a shared address should be directed to Investor Relations, Travelzoo, 590 Madison Avenue, 35th Floor, New York, New York 10022 or by telephone at +1 (212) 516-1300.

Appendix A
NON-QUALIFIED STOCK OPTION AGREEMENT
THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made this day of March 8, 2023, by and between Travelzoo, a Delaware corporation (the “Company”) and Christina Sindoni Ciocca (“Optionee”).
WHEREAS, Optionee has been providing services for the Company pursuant to an Employment Agreement, dated as of April 2, 2018, as amended, by and between Optionee and the Company (“Employment Agreement”); and
WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its stock, in accordance with the terms of this Agreement, with such option intended to be a nonstatutory stock option that is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:
1. Grant and Terms of Option. Pursuant to action of the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), the Company grants, effective March 8, 2023 (“Date of Grant”) to Optionee the option to purchase all or any part of Two Hundred Thousand (200,000) shares of the common stock of the Company, par value of $0.01 each (“Common Stock”), to vest bi-annually over a period of four (4) years as set forth in the table below, at the purchase price of $4.96 per share, which is the fair market value of the Common Stock determined as the official NASDAQ closing share price on the Date of Grant; provided, however, that the right to exercise such option shall be, and is hereby, restricted as follows:
(a) No shares may be purchased prior to June 30, 2023. Subject to the terms of this Agreement, the 200,000 stock options shall vest in eight (8) bi-annual installments as follows:
Vesting Date	Percentage of Stock Options Vesting
On June 30, 2023	12.5%
On December 31, 2023	12.5%
On June 30, 2024	12.5%
On December 31, 2024	12.5%
On June 30, 2025	12.5%
On December 31, 2025	12.5%
On June 30, 2026	12.5%
On December 31, 2026	12.5%
On or after December 31, 2026, during the term hereof, Optionee will become entitled to purchase the entire number of shares (200,000 shares) to which this option relates.
(b) In no event may this option or any part thereof be exercised after the expiration of five (5) years from the Date of Grant, which shall be the term of the option.
(c) The purchase price of the shares subject to the option may be paid for (i) in cash, (ii) in the discretion of the Board, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Board, by such other method as the Board may determine.
(d) The option may not be exercised for a fraction of a share.
(e) The option may not be exercised if Optionee is no longer employed by the Company subject to the provisions of Section 4 of this Agreement.
(f) The option may not be exercised (i) unless and until shareholder approval is obtained and (ii) prior to the registration of the shares being offered under the Agreement, which registration shall be filed by the Company with the United States Securities and Exchange Commission following the Company’s next annual shareholder meeting. If shareholder approval for the option is not obtained, this grant shall be unwound and the outstanding options cancelled.
(g) The Board or the Committee shall also determine the methods by which shares of stock shall be delivered or deemed to be delivered to Optionee.
2. Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, not including any issuances of shares for consideration or capital increases by the Company, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.
3. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.
The option may be exercised during Optionee's lifetime only by Optionee or his guardian or legal representative as set forth herein.
4. Termination of Employment. In the event of the termination of the Employment Agreement prior to its expiration, or to the extent the Company terminates employment of Optionee, including upon death or disability, Optionee’s (or, in the event of death, the legatee or legatees of Optionee under his last will, or his personal representatives or distributees) right to exercise the option, only to the extent it was vested and he was entitled to exercise it on the date of termination of services or employment, shall continue for 90 days after such termination but not after five (5) years from the Date of Grant. If Optionee (or, in the event of death, the legatee or legatees of Optionee under his last will, or his personal representatives or distributees) does not exercise the option within 90 days following such termination of Employment, any unexercised vested option shall be null and void.
5. Method of Exercise/Shares Issued on Exercise of Option. The option may be exercised (in whole or in part) at any time during the period specified in this Agreement, (a) by delivering to the Corporate Secretary of the Company not less than thirty (30) days prior to the date of exercise (or such shorter period as the Company shall approve) a written notice (email being acceptable) of Optionee’s intent to exercise and estimated date of exercise, and (b) by delivering to the Corporate Secretary of the Company not less than five (5) business days prior to the date of exercise (or such shorter period as the Company shall approve) (i) a written notice of exercise designating the number of shares to be purchased, signed by Optionee, and (ii) payment of the full amount of the purchase price of the shares and payment of the full amount of applicable taxes triggered by the exercise of the shares, in each case, with respect to which the option is exercised. If the written notice of exercise is delivered by mail, or by any other means of delivery, the date of delivery shall be the date the written notice is actually received by the Corporate Secretary. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof. No rights of a shareholder shall exist with respect to the Common Stock under this option as a result of the mere grant of this option.
6. Board Administration. The Board, the Committee, or any successor or other committee authorized by the Board, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.
7. Option not an Incentive Stock Option. It is intended that this option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, or otherwise qualify for any special tax benefits to Optionee.

8. No Contract of Employment. Nothing contained in this Agreement shall be considered or construed as creating a contract of employment for any specified period of time.
9. Restrictions on Exercise. This option may not be exercised if the issuance of Common Stock upon Optionee’s exercise or the method of payment of consideration for such Common Stock would constitute a violation of any applicable Federal or state securities law or other applicable law or regulation. As a condition to the exercise of this option, the Company may require Optionee to make any representations and warranty to the Company as may be required by any applicable law or regulation.
10. Termination of Option. Notwithstanding anything to the contrary herein, this option shall not be exercisable after the expiration of the term of five (5) years from the Date of Grant, as set forth in section 1(b) hereof.
11. Withholding upon Exercise. Prior to the issuance of shares upon the exercise of the option, the Optionee must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by any of the following means: (a) tendering a cash payment; or (b) requesting that the Company (which may or may not approve in its sole discretion) withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Optionee as a result of the exercise of the option; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this option. If the amount of any consideration payable to Optionee is insufficient to pay such taxes or if no consideration is payable to Optionee, upon request of the Company, Optionee shall pay to the Company in cash an amount sufficient for the Company to satisfy any Federal, state or local tax withholding requirements it may incur as a result of the grant or exercise of this option. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the option to reduce or eliminate the Optionee’s liability for Tax-Related Items.
12. Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.
13. Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this agreement or to require at any time performance by Optionee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this agreement.
14. Entire Agreement; Amendments. No modification, amendment or waiver of any of the provisions of this agreement shall be effective unless in writing specifically referring hereto and signed by the parties hereto. This agreement supersedes all prior agreements and understandings between Optionee and the Company to the extent that any such agreements or understandings conflict with the terms of this agreement.
15. Assignment. This agreement shall be freely assignable by the Company to and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.
16. Governing Law. To the extent that Federal laws do not otherwise control, all determinations made, or actions taken pursuant hereto shall be governed by the laws of the state of New York, without regard to the conflict of laws rules thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by the undersigned officer pursuant to due authorization, and Optionee has signed this Agreement to evidence his acceptance of the option herein granted and of the terms hereof, all as of the date hereof.
COMPANY: TRAVELZOO

By:
Name: Holger Bartel
Title: Authorized Signatory
Date: March 8, 2023
OPTIONEE:

By:
Name: Christina Sindoni Ciocca
Title: General Counsel and Head of Global Functions
Date: March 8, 2023

TRAVELZOO
ATTN: LIJUN QI
590 MADISON AVENUE, 35TH FLOOR
NEW YORK, NY 10022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TZOO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V17494-P94389 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRAVELZOO

The Board of Directors recommends you vote FOR all the nominees listed under Proposal 1:

Nominees:	**For**	**Against**	**Abstain**
1a. Holger Bartel	☐	☐	☐
1b. Christina Ciocca	☐	☐	☐
1c. Carrie Liqun Liu	☐	☐	☐
1d. Volodymyr Cherevko	☐	☐	☐
1e. Michael Karg	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 4, and 1 YEAR on Proposal 3:

	For	**Against**	**Abstain**
2. Vote to approve option grant to General Counsel and Head of Global Functions.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Vote, on an advisory basis, on the frequency of say-on-pay votes.	☐	☐	☐	☐

	For	**Against**	**Abstain**
4. Vote, on an advisory basis, to approve executive compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V17495-P94389

TRAVELZOO

Annual Meeting of Stockholders
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lijun Qi as his/her Proxy, with full power of substitution, to represent him/her at the Annual Meeting of Stockholders of Travelzoo (the "Company") on June 1, 2023, or any adjournments or postponements thereof. If you do not indicate how you wish to vote, the proxy card will be voted for Proposal 1, for the election of all nominees to the Board of Directors, for Proposals 2 and 4 and 1 YEAR on Proposal 3, and as the Proxy may determine, in her discretion, with regard to any other matter properly presented at the meeting, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted as directed by the stockholder.

(Continued, and to be marked, dated and signed, on the other side)